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                                          February 14, 1997

General American Capital Company
700 Market Street
St. Louis, MO 63101

Ladies and Gentlemen:

We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information filed as part of Post-Effective Amendment No. 13 to the Registration Statement on Form N-1A (File No. 33-10145) filed by General American Capital Company. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                    Very truly yours,

                                    SUTHERLAND, ASBILL & BRENNAN

                                    /s/ Stephen E. Roth


                                    By:
                                    Stephen E. Roth


                                    C-17